Exhibit 24.1
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned hereby constitutes and appoints Frederic T. Klinkhammer, Wallace Macmillan and Mark Wyllie, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-8 relating to the securities offered pursuant hereto and to file the same, together will all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frederic T. Klinkhammer	Vice Chairman, Chief Executive	December 4, 2003
Frederic T. Klinkhammer	Officer and Director

/s/ Wallace Macmillan	Vice President-Finance, Chief	December 4, 2003
Wallace Macmillan	Financial and Accounting Officer

/s/ Charles R. Frank	Director	September 21, 2003
Charles R. Frank

/s/ Herbert A. Granath	Director	September 7, 2003
Herbert A. Granath

/s/ Alfred W. Langer	Director	September 13, 2003
Alfred W. Langer

/s/ Ronald S. Lauder	Director	September 15, 2003
Ronald S. Lauder

/s/ Bruce Maggin	Director	September 15, 2003
Bruce Maggin

/s/ Jacob Z. Schuster	Director	September 15, 2003
Jacob Z. Schuster

/s/ Marie-Monique Steckel	Director	December 5, 2003
Marie-Monique Steckel